Exhibit 99.1

FAIVELEY TRANSPORT, S.A.

HALF-YEAR CONSOLIDATED INCOME STATEMENT

(€ thousands)	Notes	30 September 2016	30 September 2015
NET SALES	NOTE 24	520 472	532 809
Cost of sales	NOTE 25	(383 796)	(401 103)
GROSS PROFIT		136 676	131 706
% of Sales		26.3%	24.7%
Administrative costs		(51 001)	(47 083)
Sales and marketing costs		(26 179)	(26 545)
Research and development costs		(8 329)	(8 601)
Other operating income	NOTE 26	981	2 647
Other expenses	NOTE 26	(19 392)	(13 382)
PROFIT FROM RECURRING OPERATIONS		32 756	38 742
% of Sales		6.3%	7.3%
Restructuring costs	NOTE 27	(647)	(1 322)
Gain/(loss) on disposal of property, plant and equipment and intangible assets	NOTE 27	(3)	10
OPERATING PROFIT BEFORE IMPAIRMENT LOSSES AND OTHER NON-RECURRING CHARGES		32 106	37 430
% of Sales		6.2%	7.0%
Impairment of assets	NOTE 8	(63 012)	0
OPERATING PROFIT/(LOSS)		(30 906)	37 430
% of Sales		-5.9%	7.0%
Share of profit of joint ventures	NOTE 9	1 794	3 481
OPERATING PROFIT/(LOSS) AFTER SHARE OF PROFIT OF EQUITY-ACCOUNTED ENTITIES		(29 112)	40 911
% of Sales		-5.6%	7.7%
Amortisation and depreciation charges included in operating profit		9 550	8 958
Operating profit /(loss) before amortisation and depreciation charges		(19 562)	49 869
Net cost of financial debt		(4 690)	(5 059)
Other financial income		17 821	21 281
Other financial expenses		(18 033)	(20 685)
NET FINANCIAL EXPENSE	NOTE 28	(4 902)	(4 463)
PROFIT/(LOSS) BEFORE TAX		(34 014)	36 448
Income tax	NOTE 29	(8 713)	(11 104)
PROFIT/(LOSS) FOR THE PERIOD FROM CONTINUING OPERATIONS		(42 727)	25 344
Profit of discontinued operations	NOTE 30	0	0
CONSOLIDATED NET PROFIT/(LOSS)		(42 727)	25 344
attributable to:
Minority interests		(9 614)	2 193
Net profit/(loss) - Group share		(33 113)	23 150
% of Sales		-6.4%	4.3%
Earnings per share, in €:	NOTE 32
Basic earnings per share		(2.29)	1.61
Diluted earnings per share		(2.29)	1.59
Earnings per share, in € – Continuing operations:
Basic earnings per share		(2.29)	1.61
Diluted earnings per share		(2.29)	1.59

The notes 1 to 38 form an integral part of the consolidated financial statements.

HALF-YEAR CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

(€ thousands)	Notes	30 September 2016	30 September 2015
Net profit/(loss) for the period		(42,727)	25,344
Translation adjustment	NOTE 16	(2,353)	(15,605)
Financial assets available for sale
Gains (losses) on financial hedge instruments	NOTE 20	517	373
Other items that can be reclassified		202	(29)
Taxes on items that can be reclassified		(178)	(128)
Items that can be reclassified to profit or loss		(1,812)	(15,389)
of which Share of joint ventures in items that can be reclassified		(280)	(1,485)
Actuarial gains and losses on post-employment benefits	NOTE 18	(8,142)	4,356
Taxes on items that cannot be reclassified		1,840	(1,303)
Items that cannot be reclassified to profit or loss		(6,302)	3,053
of which Share of joint ventures in items that cannot be reclassified		—	—
Items of other comprehensive income, after tax		(8,114)	(12,336)
of which Share of joint ventures		(280)	(1,485)
Total comprehensive income		(50,842)	13,008
Attributable to:
• Parent Company shareholders		(41,572)	12,579
• minority interests		(9,270)	431

The notes 1 to 38 form an integral part of the consolidated financial statements.

HALF-YEAR CONSOLIDATED STATEMENT OF FINANCIAL POSITION

ASSETS (€ thousands)	Notes	30 September 2016 Net	31 March 2016 Net
Goodwill	NOTE 5	646,982	688,572
Intangible assets	NOTE 6	54,299	63,565
Property, plant and equipment	NOTE 7
Land		5,600	5,575
Buildings		19,079	19,152
Plant and machinery		32,153	34,603
Other property, plant and equipment		17,106	18,350
Equity interests in equity-accounted entities	NOTE 9
Shareholdings in equity-accounted joint ventures		22,256	20,742
Shareholdings in other equity-accounted entities
Other non-current financial assets	NOTE 10
Shareholdings in unconsolidated subsidiaries		246	255
Other long-term financial investments		2,266	2,644
Deferred tax assets		65,775	62,274
TOTAL NON-CURRENT ASSETS (I)		865,762	915,732
Inventories	NOTE 11	177,274	161,222
Work-in-progress on projects	NOTE 12	130,607	123,425
Advances and prepayments paid on orders		5,120	2,323
Trade receivables	NOTE 13	194,969	215,806
Other current assets	NOTE 13	39,107	37,902
Taxation receivable		14,088	18,018
Current financial assets	NOTE 14	12,539	33,911
Short-term investments	NOTE 15	14,991	15,021
Cash	NOTE 15	210,706	221,048
Assets held for sale	NOTE 8	21,658	7,527
TOTAL CURRENT ASSETS (II)		821,059	836,203
TOTAL ASSETS (I + II)		1,686,821	1,751,935

EQUITY AND LIABILITIES (€ thousands)	Notes	30 September 2016	31 March 2016
SHAREHOLDERS’ EQUITY	NOTE 16
Share capital		14,621	14,614
Share premium		103,004	97,305
Translation difference		4,158	6,860
Consolidated reserves		518,965	486,683
Net profit/(loss) for the period		(33,113)	51,290
TOTAL EQUITY – GROUP SHARE		607,635	656,752
MINORITY INTERESTS	NOTE 17
Share of equity		26,217	27,397
Share of net profit		(9,614)	4,711
TOTAL MINORITY INTERESTS		16,603	32,108
TOTAL CONSOLIDATED EQUITY (I)		624,238	688,860
Non-current provisions	NOTE 18	48,615	43,136
Deferred tax liabilities		54,528	51,120
Non-current borrowings and financial debt	NOTE 19	361,962	360,930
TOTAL NON-CURRENT LIABILITIES (II)		465,105	455,186
Current provisions	NOTE 18	114,410	112,387
Current borrowings and financial debt	NOTE 19	34,400	57,682
Advances and prepayments received on orders		141,073	158,698
Current liabilities	NOTE 21	286,972	269,574
Tax payable		6,768	9,548
Liabilities related to assets held for sale	NOTE 8	13,855
TOTAL CURRENT LIABILITIES (III)		597,478	607,889
TOTAL EQUITY AND LIABILITIES (I + II + III)		1,686,821	1,751,935

The notes 1 to 38 form an integral part of the consolidated financial statements.

HALF-YEAR CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

(€ thousands)	Share capital	Share premium	Reserves	Translation adjustment	Profit/(loss) for the period	Total Group share	Minority interests	TOTAL
At 31 March 2015	14,614	94,298	436,629	24,549	55,645	625,734	31,716	657,450
Allocation of 2014/2015 net profit			55,645		(55,645)	0		0
Dividends paid			(12,977)			(12,977)	(1,800)	(14,777)
Treasury shares		3,007				3,007		3,007
Stock option plans reserved for employees (value of services provided by staff)			7,582			7,582		7,582
Other movements and changes in consolidation scope			(187)	69		(118)	(40)	(158)
Net profit for the period					51,290	51,290	4,711	56,001
Items of other comprehensive income			(9)	(17,758)		(17,767)	(2,479)	(20,246)
Total income and expenses recognised in Comprehensive Income	0	0	(9)	(17,758)	51,290	33,523	2,232	35,755
At 31 March 2016	14,614	97,305	486,684	6,860	51,290	656,752	32,108	688,860
Allocation of 2015/2016 net profit			51,290		(51,290)	0		0
Dividends paid			(14,668)			(14,668)	(5,891)	(20,559)
Share capital increase	7	377				384		384
Shares delivered to Group employees		3,965	(3,965)			0		0
Stock option plans reserved for employees (value of services provided by staff)			6,436			6,436		6,436
Other movements		1,357	(1,051)			306	(344)	(37)
Net loss for the period					(33,113)	(33,113)	(9,614)	(42,727)
Items of other comprehensive income			(5,761)	(2,702)		(8,463)	344	(8,119)
Total income and expenses recognised in Comprehensive Income	0	0	(5,761)	(2,702)	(33,113)	(41,576)	(9,270)	(50,846)
At 30 September 2016	14,621	103,004	518,965	4,158	(33,113)	607,635	16,603	624,238

The notes 1 to 38 form an integral part of the consolidated financial statements.

HALF-YEAR CONSOLIDATED CASH FLOW STATEMENT

CASH FLOW STATEMENT (€ thousands)	Notes	30 September 2016	30 September 2015 *
Net profit - Group share		(33 113)	23 150
Net profit - Minority interests		(9 614)	2 193
Adjustments for non-cash items:		—
• Depreciation and amortisation charges		9 550	8 958
• Cost of performance-based shares		6 436	1 200
• Asset impairment (including goodwill)		63 012	—
• Unrealised gains and losses on derivative instruments and revaluation of monetary assets and liabilities		5 604	(3 297)
• Movement in provisions for current assets and liabilities and charges		(2 763)	1 497
• Other calculated income and expenses		—	(77)
• Net loss/(gain) on asset disposals		64	124
• Grant income		—	—
• Share of profit of equity-accounted entities	NOTE 8	(1 794)	(3 481)
• Dividends received from equity-accounted joint ventures		1 298	—
• Dilution profit		—	—
Net cost of financial debt		4 690	5 059
Income tax charge (including deferred tax)		8 713	11 104
Self-financing capacity before interest and tax		52 083	46 430
Change in current assets and liabilities		(14 038)	4 295
Decrease (+) increase (-) in inventories		(22 715)	(8 568)
Decrease (+) increase (-) in trade and other receivables		13 344	41 699
Increase (+) decrease (-) in trade and other payables		(4 989)	(28 615)
Increase (+) decrease (-) in income tax		322	(221)
Income tax paid		(7 095)	(2 703)
Net financial interest paid		(3 156)	(3 506)
Cash flow from operating activities		27 794	44 516
Purchase of intangible assets		(5 156)	(5 678)
Purchase of property, plant and equipment		(11 356)	(10 072)
Proceeds from disposal of PPE and intangible assets		810	35
Purchase of non-current financial assets		(231)	(151)
Proceeds from sale of non-current financial assets		2 809	31
Free cash flow (1)		14 670	28 681
Cash outflows/inflows related to acquisitions of subsidiaries and minority interests		(1 133)	(1 281)
Cash outflows/inflows related to disposals of subsidiaries and minority interests		—	—
Impact of changes in consolidation scope		—	—
Cash flow from investment activities		(14 257)	(17 116)
Proceeds from new shares issue		383	—
Buyback of treasury shares		—	2 039
Premiums (paid) received on hedge instruments		5 238	5 491
Cash dividends paid to parent company shareholders		—	—
Cash dividends paid to minority interests		(5 891)	(1 801)
Proceeds from new borrowings		255	4 186
Repayment of borrowings		(15 622)	(18 900)
Cash flow from financing activities		(15 637)	(8 985)
Net foreign exchange difference		(6 411)	(774)
Net increase/(decrease) in total cash and cash equivalents		(8 511)	17 641
Of which cash transferred to assets held for sale		(128)	—
Cash and cash equivalents at beginning of the period		233 914	234 675
Cash and cash equivalents at end of the period	NOTE 15	225 403	252 316

(1)	Free cash flow is defined as cash flow from operating activities plus cash flow from investment activities excluding cash flow from acquisitions/disposals of subsidiaries
*	Cash flow statement after presentation restatements. See Note 3 to the half-year financial statements

The notes 1 to 38 form an integral part of the condensed financial statements.

2.2. NOTES TO THE CONDENSED CONSOLIDATED HALF-YEAR FINANCIAL STATEMENTS

NOTE 1:	GENERAL INFORMATION

Faiveley Transport is a French public limited company (société anonyme) with a Management Board and a Supervisory Board. At 30 September 2016, its registered office was located at:

Immeuble le Delage, Hall Parc, Bâtiment 6A

3 rue du 19 mars 1962

92230 - GENNEVILLIERS, France

The consolidated financial statements are prepared by the Management Board and submitted for approval to the shareholders at the General Meeting.

The 2015/16 financial statements have been submitted for approval at the Shareholders’ General Meeting of 30 September 2016.

The interim financial statements were approved by the Management Board at its meeting on 17 November 2016. They were presented to and reviewed by the Supervisory Board at its meeting on 17 November 2016.

The financial statements have been prepared on the basis that the Faiveley Transport Group operates as a going concern.

The Group’s functional and presentation currency is the Euro. Figures are expressed in thousands of Euros unless indicated otherwise.

NOTE 2:	HIGHLIGHTS

SIGNIFICANT EVENTS

•	At 30 September 2016, the process for applying to the European Commission for authorisation of the Faiveley Transport / Wabtec combination was ongoing. Following the formal notification submitted on 4 April 2016, on 12 May 2016 the European Commission opened an in-depth investigation (Phase 2) regarding certain segments which could be affected by the combination. In the United States, the Department of Justice is continuing the additional information (“second request”) proceedings in relation to the planned acquisition. In this context, the acquisition of a controlling interest from the Faiveley family by Wabtec is expected in the fourth quarter of 2016 and the proposed public offer will be filed with the Autorité des Marchés Financiers (AMF – French financial markets authority) in the weeks following this change in control.

•	In order to meet the regulatory requirements of the process of combining with Wabtec, Faiveley Group has decided to dispose of its two subsidiaries “Amsted Rail – Faiveley LLC” and “Faiveley Transport Gennevilliers”. This disposal is highly probable and should take place during 2017. These subsidiaries have therefore been reclassified as a group of assets held for sale (see Notes 4, 8 and 33).

•	The Combined General Meeting of 30 September 2016 decided to change the financial year-end and to set it as 31 December of each year. As a result, the current financial year will exceptionally last for nine months.

NOTE 3:	ACCOUNTING PRINCIPLES AND METHODS

BASIS OF PREPARATION

In application of regulation 1606/2002 (EC) of the European Union, the consolidated financial statements of the Faiveley Transport Group are prepared in accordance with IFRS (International Financial Reporting Standards), as adopted by the European Union.

The condensed consolidated financial statements at 30 September 2016 have been prepared in accordance with “IAS 34 Interim financial reporting”, which allows the presentation of selected notes. The condensed consolidated financial statements must be read in conjunction with the consolidated financial statements for the financial year ended 31 March 2016.

Except for the new standards and interpretations presented below, the accounting principles used for the preparation of the half-year financial statements are unchanged from those used for the preparation of the consolidated financial statements at 31 March 2016 as detailed in the consolidated financial statements published at that date.

The Group made presentation adjustments in order to improve the readability and clarity of the information presented in the cash flow statement. From now on, the “Premiums (paid) received on hedge instruments” are restated for the self-financing capacity in order to be presented on a separate line under cash flow from financing activities.

Changes in accounting policies due to new standards and interpretations of mandatory application for interim periods and financial years starting on or after 1 April 2016

New standards of mandatory application

•	Equity method in separate financial statements (amendments to IAS 27)

•	Disclosure initiative (amendments to IAS 1 “Presentation of financial statements”)

•	Recognition of acquisitions of interests in joint operations (amendments to IFRS 11)

•	Clarification of acceptable methods of depreciation and amortisation (amendments to IAS 16 – Property, plant and equipment and IAS 38 – Intangible assets)

•	Annual improvements to IFRS 2012-2014

These mandatory texts applicable from 1 April 2016 had no significant impact on the Group’s financial statements.

New standards and interpretations adopted by the European Union, the application of which is not yet mandatory

•	Revenue from contracts with customers (IFRS 15): published in May 2014 and ratified by EU Regulation of 22 September 2016, it provides a new framework for recognising revenue. IFRS 15 will replace current standards relating to the recognition of revenue, notably IAS 18 – Revenue, IAS 11 – Construction contracts, and associated interpretations when they become applicable. The standard applies from financial years beginning on or after 1 January 2018. Early application from 1 January 2017 is permitted.

New standards and interpretations not yet adopted by the European Union, the application of which is not yet mandatory

•	Classification and measurement of financial assets (IFRS 9)

•	Regulatory deferral accounts (IFRS 14)

•	Investment entities: Application of the consolidation exemption, (Amendments to IFRS 10, IFRS 12 and IAS 28 )

•	Sale or contribution of assets between an investor and its associate or joint venture (amendments to IAS 28 and IFRS 10)

•	Recognition of deferred tax assets for unrealised losses (IAS 12)

•	Amendment to IAS 7 “Cash flow statement”

•	IFRS 16 “Leases”

•	Amendments to IFRS 2 “Classification and measurement of share-based payment transactions”

•	Amendments to IFRS 4: Applying IFRS 9 “Financial Instruments” with IFRS 4 “Insurance Contracts”.

The impact of these new texts on the consolidated financial statements is currently being analysed by the Group.

USE OF ESTIMATES

The interim financial statements have been prepared in accordance with the same accounting principles and policies as have been applied to the annual financial statements. However, in relation to interim financial statements and pursuant to IAS 34, unless otherwise specified certain estimates may be based on assumptions to a greater extent than annual financial data. Concerning the interim financial statements, the significant accounting estimates and assumptions relate to the valuation of the provision for employee benefits, the valuation of the income tax charge and the estimation of the R&D Tax Credit.

INTERIM BALANCE SHEET DATE

All companies are consolidated on the basis of financial statements drawn up at 30 September 2016.

NOTE 4:	CHANGES IN CONSOLIDATION SCOPE AND ASSETS HELD FOR SALE

ADDITION TO THE SCOPE

The Group consolidates its Moroccan subsidiary “Faiveley Transport Service Maroc” as of 1 April 2016 following the growth of its activity. The consolidation of this entity does not have any material impact on the Consolidated Financial Statements of the Group.

NEWLY CREATED ENTITIES

Nil

ACQUISITIONS

Acquisition of minority interests

In application of the terms and conditions of the agreement of 23 December 2014 between Faiveley Transport and the minority shareholders in Faiveley Transport Schweiz AG, the legal and financial transfer of 10% of shares held by minority shareholders to Faiveley Transport took place on 7 April 2016, thereby increasing Faiveley Transport’s equity investment in Faiveley Transport Schweiz AG to 100%.

DISPOSALS AND COMPANIES NO LONGER CONSOLIDATED

Nil

MOVEMENTS IN GOODWILL DURING THE ALLOCATION PERIOD

Nil

ASSETS HELD FOR SALE

At 30 September 2016, the main group of assets to be sold primarily related to the subsidiaries Amsted Rail-Faiveley LLC and Faiveley Transport Gennevilliers, the disposal of which is necessary in order to meet the regulatory requirements related to the combination with Wabtec.

In accordance with the provisions of IFRS 5, all the assets and liabilities directly connected with the two subsidiaries intended for sale were respectively presented under the items “Assets held for sale” and “Liabilities related to assets held for sale” in the consolidated balance sheet at 30 September 2016.

Impairment losses resulting from the classification under the group of assets held for sale are reported in the income statement under “Impairment of assets” for a total amount of €63 million.

The accounting impacts of the classification under assets held for sale are presented in “Note 8 – Assets held for sale” and reflect the current best estimate of Management, taking into account current discussions. They will be finalised following completion of the transactions, which is expected in the coming months.

NOTE 5:	GOODWILL

Goodwill mainly arose from the acquisition of subsidiaries and the purchase of minority interests in Faiveley SA by the holding company Faiveley Transport in 2008; these two companies have since merged into the current Faiveley Transport parent company.

This goodwill was calculated in accordance with the partial goodwill method.

Faiveley Group Management monitors its business performance by entity or group of entities, which generally correspond to a major area of specialisation. Goodwill has been allocated to the companies or groups acquired, except for goodwill arising from the purchase of minority interests which is monitored as a whole at Group level.

The following tables provide details of opening and closing goodwill balances for the reported periods, their change during the period and their allocation to the various companies or groups of companies corresponding to the groups of cash generating units used by Faiveley Transport for in-house monitoring.

The following table provides details of goodwill as at 30 September 2016:

	Gross	Accumulated impairment	Net 30 September 2016	Net 31 March 2016
Faiveley Transport minority interests	265 778	—	265 778	265 778
Sab Wabco Group (brakes and couplers)	234 004		234 004	234 004
Graham-White Manufacturing Co. (compressed air drying and brake components)	88 007	—	88 007	86 275
Amsted Rail-Faiveley LLC	—	—	—	30 179
Faiveley Transport North America Inc (formely Ellcon National Inc - braking components)	9 585	—	9 585	9 396
Faiveley Transport NSF (air conditioning)	10 057	—	10 057	10 057
Faiveley Transport Nowe GmbH (sanding systems)	3 273	—	3 273	3 273
Faiveley Transport Tours (1)	6 061	—	6 061	6 061
Faiveley Transport Schweiz AG (formerly Urs Dolder AG) (heating)	2 676	—	2 676	2 662
Faiveley Transport Gennevilliers (sintered brakes)	—	—	—	13 470
Faiveley Transport Schwab AG	24 696	—	24 696	24 571
Other	2 845	—	2 845	2 846
Total	646 982		646 982	688 572

(1)	Goodwill recognised following the purchase of Espas Group.

Changes during the period

	Net 31 March 2016	Adjustments to opening goodwill	Acquisitions	Disposals	Impairment	Reclassified as held for sale	Other movements		Net 30 September 2016
Faiveley Transport minority interests	265 778	—	—	—	—		—		265 778
Sab Wabco Group (brakes and couplers)	234 004	—	—	—	—		—		234 004
Graham-White Manufacturing Co. (compressed air drying and brakes)	86 275	—	—	—	—		1 732	(1)	88 007
Amsted Rail-Faiveley LLC	30 179	—	—	—	—	(30 785)	606	(1)	—
Faiveley Transport North America Inc (formely Ellcon National Inc - braking components)	9 396						189		9 585
Faiveley Transport NSF (air conditioning)	10 057	—	—	—	—		—		10 057
Faiveley Transport Nowe GmbH (sanding systems)	3 273	—	—	—	—		—		3 273
Faiveley Transport Tours	6 061	—	—	—	—		—		6 061
Faiveley Transport Schweiz AG (heating)	2 662	—	—	—	—		14	(2)	2 676
Faiveley Transport Gennevilliers (sintered brakes)	13 470	—	—	—	—	(13 470)	—		—
Faiveley Transport Schwab AG	24 571	—					125	(2)	24 696
Other	2 846	—	—	—	—		(1)		2 845
Total	688 572	—	—	—	—	(44 255)	2 666		646 982

(1)	These movements are due to the translation difference on goodwill recognised in US Dollars: Graham-White Manufacturing Co. (USD 98,224 K) and Amsted Rail-Faiveley LLC (USD 34,359 K) / Ellcon National Inc. (USD 10,658 K).
(2)	These movements are due to the translation difference on goodwill recognised in CHF: Faiveley Transport Schweiz AG (CHF 2,910 K) and Schwab Verkehrstechnik AG (CHF 26,859 K).

As part of the process of combining with Wabtec, the goodwill attached to the “Amsted Rail-Faiveley LLC” and “Faiveley Transport Gennevilliers” groups of assets was reclassified as held for sale as of 30 September 2016 for a total of €44,255 K (see Note 8).

In accordance with IAS 36, the Group carried out an analysis aimed at identifying potential indications of impairment on CGUs that were not classified as held for sale at 30 September 2016. No indication of impairment was identified.

The €2.7 million increase in “Goodwill” over the first half year was due to currency fluctuations.

NOTE 6:	INTANGIBLE ASSETS

	Gross	Amortisation charges	Net 30 September 2016	Net 31 March 2016
Development costs	30,897	14,381	16,516	16,868
Concessions, patents and licences	38,861	22,836	16,025	14,459
Other intangible assets	25,074	3,316	21,758	32,238
Total	94,832	40,533	54,299	63,565

The reduction in “Other intangible assets” mainly results from the classification of the value of sales agency agreements (USD 11.5 million) – which form part of the “Amsted Rail-Faiveley LLC” group of assets – as “held for sale”.

At 30 September 2016, intangible assets were broken down as follows:

•	Development costs: development costs incurred as part of technical innovation projects that comply with the IAS 38 capitalisation criteria. These costs are amortised over a period of 3 years.

•	Concessions, patents and licences: this item mainly includes IT software amortised over a maximum period of 10 years.

•	Other intangible assets primarily include:

•	The value of the customer portfolio contributed by the acquisition of Graham-White Manufacturing Co. of €3.0 million (USD 3.3 million).

•	The value of the customer portfolio contributed by the acquisition of Schwab, of a gross amount of €5.7 million (CHF 6.2 million) and expertise of €0.8 million (CHF 0.9 million)

•	Costs corresponding to the implementation of a major IT system integration programme, totalling a gross amount of €17.7 million the objective of which is to optimise organisations, processes, tools and the sharing of technical data within the Faiveley Transport Group.

Changes during the period

	Development costs	Concessions, patents and licences	Other intangible assets	TOTAL
Gross 31 March 2016	30,192	40,677	35,496	106,364
Changes in consolidation scope	—	—	—	—
Acquisitions	2,197 (1)	3,215	(257)	5,156
Disposals	—	(243)	(127)	(370)
Reclassified as held for sale	(1,726)	(4,429)	(10,259)	(16,415)
Other movements	237	(350)	209	96
Gross 30 September 2016	30,899	38,871	25,062	94,831
Accumulated amortisation at 1 April 2016	(13,324)	(26,206)	(3,269)	(42,799)
Changes in consolidation scope	—	—	—	—
Charges to provision	(1,193)	(1,420)	(437)	(3,050)
Reversal of provision	—	238	—	238
Reclassified as held for sale	140	4,175	435	4,750
Other movements	(4)	377	(44)	329
Accumulated amortisation at 30 September 2016	(14,381)	(22,836)	(3,316)	(40,532)
Net amounts	16,518	16,035	21,746	54,299

(1)	Development costs capitalised over the period

NOTE 7:	PROPERTY, PLANT AND EQUIPMENT

	Gross	Depreciation charges	Net 30 September 2016	Net 31 March 2016
Land	5,852	252	5,600	5,575
Buildings	77,864	58,785	19,079	19,152
Plant and machinery	155,650	123,497	32,153	34,603
Other PPE	45,781	37,162	8,619	8,758
Under construction	8,487	—	8,487	9,592
Total	293,634	219,696	73,938	77,681

Changes during the period

	Land	Buildings	Plant and machinery	Other property, plant and equipment	Under construction	TOTAL
Gross 1 April 2016	5,826	78,097	168,566	45,482	9,592	307,565
Changes in consolidation scope	—	10	35	54	—	100
Acquisitions	—	832	4,164	1,207	3,825	10,027
Disposals	—	(943)	(2,479)	(595)	(10)	(4,028)
Reclassified as held for sale	—	(784)	(15,690)	(395)	(3,634)	(20,502)
Other movements	27	652	1,054	27	(1,287)	473
Gross 30 September 2016	5,853	77,864	155,650	45,780	8,487	293,634
Accumulated depreciation at 1 April 2016	(251)	(58,945)	(133,964)	(36,724)	—	(229,883)
Changes in consolidation scope	—	(12)	7	6		1
Charges to provision	(2)	(1,049)	(4,051)	(1,399)		(6,500)
Reversal of provision	—	275	2,427	584		3,286
Reclassified as held for sale	—	730	12,072	371	—	13,173
Other movements	(0)	216	11	0		228
Accumulated depreciation at 30 September 2016	(253)	(58,785)	(123,497)	(37,162)	—	(219,696)
Net amounts	5,600	19,079	32,153	8,618	8,487	73,938

The majority of Group sites are owned outright or through operating leases, except the property assets of Faiveley Transport Iberica, which are leased-financed.

NOTE 8:	ASSETS HELD FOR SALE

At 30 September 2016, assets held for sale were composed of:

•	The group of assets of the “Faiveley Transport Gennevilliers” subsidiary,

•	The group of assets of the “Amsted Rail-Faiveley LLC” subsidiary,

•	Assets related to the “Control valve” development,

•	A building belonging to the company Leipzig,

•	A building owned by Faiveley Transport North America Inc.

In accordance with IFRS 5, these groups of assets are valued at the lower of their net book value and of their probable disposal value.

Details of the assets and liabilities held for sale are provided below:

(€ thousands)	31 March 2016	Translation difference	Disposals during the period	Assets classified as held for sale	Impairment of assets	30 September 2016
Goodwill	—	(187)		44 255	(44 068)	—
Other non-current assets	7 527	105	(659)	19 652	(10 987)	15 637
Current assets	—			7 850	(1 957)	5 893
Cash	—			128	—	128
Total assets held for sale	7 527	(82)	(659)	71 884	(57 013)	21 658
Non-current liabilities	—			1 178	—	1 178
Current liabilities	—			6 677	6 000	12 677
Total liabilities related to assets held for sale	—	—	—	7 855	6 000	13 855

The item “Impairment of assets”, representing €63,012 K in the income statement, includes a €57,013 K impairment loss on assets held for sale and €6,000 K in provisions for charges related to assets held for sale.

At 30 September 2016, the gain accumulated in other items of comprehensive income and corresponding to translation differences on these assets was estimated at approximately €5 million and will be recognised in the income statement at the completion date of the transaction.

At 31 March 2016, assets held for sale were composed of:

•	A building owned by the company Faiveley Transport Leipzig GmbH & Co. KG with a net value of €1,658 K

•	A building owned by the company Graham-White Manufacturing Co. with a net value of €659 K. It was sold for €606 K (USD 681 K) during the course of the financial year.

•	A building owned by Faiveley Transport North America Inc. with a net value of €5,210 K

NOTE 9:	INVESTMENTS IN EQUITY-ACCOUNTED ENTITIES

Joint ventures are entities over which Faiveley Group exercises joint control.

Change in equity value of joint ventures during the period

	30 September 2016	31 March 2016
Net value of securities at beginning of the period	20,742	21,817
Share of profit of equity-accounted entities	1,794	5,561
Dividends paid	—	(3,761)
Other movements (1)	(280)	(2,875)
Writedowns
Net value of securities at period-end	22,256	20,742

(1)	including translation loss of €280 K

Risks associated with interests in joint ventures

Commitments given by the Group in respect of its joint ventures and contingent liabilities incurred by its joint ventures are presented in Note 36 “Off-balance sheet commitments”.

NOTE 10:	OTHER NON-CURRENT FINANCIAL ASSETS

Changes during the period

	Shareholdings in unconsolidated subsidiaries	Other financial investments	TOTAL
Gross 1 April 2016	932	2,669	3,601
Changes in consolidation scope	—	21	21
Acquisitions	—	24	24
Disposals	—	(339)	(339)
Reclassified as held for sale	—	(94)	(94)
Other movements	(9)	10	1
Gross 30 September 2016	923	2,291	3,214
Accumulated writedowns at 1 April 2016	677	25	702
Changes in consolidation scope	—	—	—
Charges to provision	—	—	—
Reversal of provision	—	—	—
Reclassified as held for sale	—	—	—
Other movements	—	—	—
Accumulated writedowns at 30 September 2016	677	25	702
Net amounts	246	2,266	2,512

Maturity date of other financial investments

	1 to 5 years	More than 5 years	Gross 30 September 2016	Gross 31 March 2016
Other non-current investments	7		7	140
Loans	571	419	990	989
Guaranteed deposits and securities	1,159	73	1,232	1,502
Other financial receivables	38	25	62	38
Total	1,775	517	2,291	2,669

Financial information on unconsolidated securities

		Net book value of securities
(€ thousands)	% interest	Gross	Impairment	Net
SUECOBRAS (Brazil)(1)	100	865	(666)	199
SAB WABCO SHARAVAN Ltd. (Iran)(2)	49	11	(11)	—
SOFAPORT (France) (1)	59.50	47	—	47
FAIVELEY TRANSPORT SOUTH AFRICA(2)	100	—	—	—
TOTAL		923	(677)	246

(1)	Companies undergoing liquidation
(2)	Dormant companies

The unconsolidated securities had an overall net book value of €0.2 million at 30 September 2016, which was representative of their fair value.

NOTE 11:	INVENTORIES

	Gross	Writedowns	Net 30 September 2016	Net 31 March 2016
Raw materials	122,731	16,370	106,361	103,560
Work-in-progress	25,143	933	24,210	20,288
Finished products	40,449	4,797	35,652	27,319
Merchandise	11,972	921	11,051	10,055
Total	200,295	23,021	177,274	161,222

Movements in provisions during the period

	Provisions at 1 April 2016	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Reclassified as held for sale	Other movements(1)	Provisions at 30 September 2016
Raw materials	16 579	—	1 842	(367)	(603)	(512)	(570)	16 370
Work-in-progress	1 102	—	239	(69)	—	(14)	(325)	933
Finished products	4 183	—	203	(72)	(135)	(212)	830	4 797
Merchandise	895	—	92	(33)	(40)	—	6	921
Total	22 759	—	2 376	(540)	(777)	(738)	(59)	23 021

(1)	Translation adjustment for the period and reclassifications.

During the period, old inventories and inventories that had become totally obsolete were scrapped. 40 % of the value of these inventories had previously been written down. The impact on the income statement for the period was a loss of €0.7 million.

NOTE 12:	WORK-IN-PROGRESS ON PROJECTS

At 30 September 2016, net work-in-progress on projects was valued at €130.6 million, compared with €123.4 million at 31

March 2016. This primarily includes engineering costs on long-term contracts. At each balance sheet date, the Group assesses the recoverable amount. In the event of a loss-making contract, a writedown is recognised as a reduction of contracts in progress.

Gross work-in-progress on projects was €148.9 million at 30 September 2016, compared with €145.2 million at 31 March 2016.

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled €18.5 million at 30 September 2016 as against €21.9 million at 31 March 2016.

NOTE 13:	CURRENT RECEIVABLES

TRADE RECEIVABLES

	Gross	Writedowns	Net 30 September 2016	Net 31 March 2016
Trade receivables	279,727	5,079	274,648	311,475
Assignment of receivables (factoring and ad hocassignments)	(79,679)	—	(79,679)	(95,669)
Total	200,048	5,079	194,969	215,806

Movements in provisions for doubtful trade receivables

Financial periods ended:	Opening balance of provision	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Reclassified as held for sale	Other movements	Closing balance of provision
30 September 2016	5,178		484	(216)	(292)	(49)	(24)	5,079
31 March 2016	4,652		1,624	(0)	(950)	—	(147)	5,178

Trade receivables at year-end

				Receivables due
	Total balance sheet	Receivables not yet due	Total due	Less than 60 days	Between 60 and 120 days	Between 120 and 240 days	More than 240 days
Gross value	200,048	143,707	56,341	27,437	9,221	9,584	10,100
Writedowns	(5,079)	(486)	(4,593)	(19)	(349)	(350)	(3,875)
Net value	194,969	143,221	51,748	27,418	8,871	9,233	6,225

Receivables remaining unpaid beyond the contractual due date represent, in most cases, amounts confirmed by customers but in respect of which payment is subject to the retentions identified when work was inspected.

OTHER CURRENT ASSETS

	Gross	Writedowns	Net 30 September 2016	Net 31 March 2016
Supplier credit notes pending	390	—	390	630
Social security and tax receivables	14,669	—	14,669	15,085
Prepaid expenses	8,686	—	8,686	10,147
Accrued income	3,353	—	3,353	2,623
Other receivables	12,009	—	12,009	9,417
Total	39,107	—	39,107	37,902

NOTE 14:	CURRENT FINANCIAL ASSETS

	30 September 2016	31 March 2016
Guaranteed deposits and securities (1)	5,086	8,034
Other financial receivables	73	65
Current accounts	3	1,002
Fair value of derivatives - assets	7,377	24,810
Total	12,539	33,911

(1)	Under factoring programmes, in order to guarantee the repayment of amounts for which the Group may become liable, a non-interest bearing escrow account has been established representing 10% of factored receivables outstanding. This rate may potentially be adjusted in the event of an increase in disallowed receivables (credit notes, disputes, non-payment or discounts). The outstanding guarantees at 30 September 2016 totalled €4,740 K and €5,438 K at 31 March 2016.

NOTE 15:	CASH AND CASH EQUIVALENTS

	30 September 2016	31 March 2016
Short-term investments	14,991	15,021
Cash	210,706	221,048
Bank overdrafts	(69)	(12)
Invoices factored and not guaranteed	(226)	(2,143)
Total	225,403	233,914

The Group does not hold a share portfolio but invests excess cash balances. At 30 September 2016, it had money market funds and certificates of deposits of €0.5 million and fixed-term deposits of €14.5 million. These investments meet the criteria specified by IAS 7, which allows them to be classified as cash equivalents.

NOTE 16:	GROUP EQUITY

SHARE CAPITAL

At 30 September 2016, the Company’s share capital totalled €14,621,152 divided into 14,621,152 shares of €1 each, fully paid up. Shares registered in the name of the same shareholder for at least two years have double voting rights.

The Group manages its capital by ensuring that it maintains financial ratios within the limits defined by its credit agreements (see Note 19).

Composition of the share capital

Shares	Par value	1 April 2016	New shares issued	Voting rights granted	30 September 2016
Ordinary	1	6,952,386	7,000	8,435	6,967,821
Redeemed	—	—	—	—	—
With preferred dividends	—	—	—	—	—
With double voting rights	1	7,661,766	—	(8,435)	7,653,331
Total	1	14,614,152	7,000	—	14,621,152

Treasury shares

Faiveley Transport held 89,437 treasury shares as at 30 September 2016 (155,390 at 31 March 2016). This reduction was due to the allocation in July 2016 of 65,833 shares as part of the Free share allocation plan of 02/07/2014, and the anticipated allocation of 120 shares as part of the Free share allocation plan of 15/01/2013.

Translation differences

Translation differences comprise mainly the gains and losses resulting from the translation of the equity of subsidiaries the functional currency of which is not the Euro.

The translation differences presented in the consolidated statement of comprehensive income primarily reflect the change in the US dollar, for a positive €1.5 million, and the Pound Sterling, for a negative €3.7 million, against the Euro at 30 September 2016.

SHARE-BASED PAYMENTS

Share purchase or subscription option plans

Plan features

Allocation	Share subscription option plan
Date of Management Board	23/11/2009
Exercise price in € (*)	54.91
Date from which options can be exercised	22/11/2013
Expiry date	22/11/2017
Number of options remaining to be exercised at 31 March 2016	74,000
Options granted during the period
Options cancelled during the period	—
Options exercised during the period	(7,000)
Number of options remaining to be exercised at 30 September 2016	67,000

The exercise of the 7,000 subscription options of the plan dated 23/11/2009 automatically resulted in a €7,000 increase in the share capital of Faiveley Transport S.A. through the issue of 7,000 new shares.

Summary and valuation of plans

Allocation	Share subscription option plan
Date of Management Board	23/11/2009
Initial fair value of the plan (€ millions)	2.8
Charge for the financial year (€ millions)	—

Free performance-based share allocation plans and free share plans

Plan features

Allocation	Free performance-based shares					Free shares
Date of authorisation by the AGM	12/09/2013	12/09/2014	12/09/2014	18/09/2015	18/09/2015	14/09/2012
Date of Management Board	02/07/2014	27/03/2015	10/08/2015	01/10/2015	27/01/2016	15/01/2013
Date ownership of free shares transferred to French tax residents	02/07/2016	27/03/2017	10/08/2017	01/10/2016	27/01/2017	15/01/2015
Date ownership of free shares transferred to non-French tax residents	02/07/2018	27/03/2019	N/A	01/10/2016	27/01/2017	15/01/2017
Vesting date of free shares	02/07/2018	27/03/2019	10/08/2019	01/10/2017	27/01/2018	15/01/2017
Total number of shares allocated at 31 March 2016	125,046	4,000	5,400	139,275	4,500	30,504
Number of shares allocated during the period
Number of shares cancelled during the period	(16,357)	—	—	(3,431)	—	—
Total number of shares vested during the period under this plan	(65,833)	—	—	—	—	(120)
Total number of shares allocated at 30 Septembre 2016	42,856	4,000	5,400	135,844	4,500	30,384
Terms and conditions of share allocation under the plan	Determination of % of shares vested at 02/07/2016	Determination of % of shares vested at 27/03/2017	Determination of % of shares vested at 10/08/2017	Determination of % of shares vested at 01/10/2016	Determination of % of shares vested at 27/01/2017	Allocation subject to personal investment by beneficiaries, with two free shares granted for every share bought

Plan valuation

Allocation	Free performance-based shares					Free shares
Date of Management Board	02/07/2014	27/03/2015	10/08/2015	01/10/2015	27/01/2016	15/01/2013
Initial fair value of the plan (€ millions)	2.9	0.1	0.3	8.8	0.3	1.8
Charge for the financial year (€ millions)	0.3	0.0	0.1	5.9	0.1	0.1

NOTE 17:	MINORITY INTERESTS

SUMMARY OF MINORITY INTERESTS INCLUDED IN EQUITY

	30 September 2016	31 March 2016
Shanghai Faiveley Railway Technology	7,666	8,098
Amsted Rail - Faiveley LLC	7,760	22,677
Other minority interests	1,177	1,333
Total	16,603	32,108

Minority interests fell by €15.5 million in comparison with 31 March 2016. This was primarily due to:

•	The distribution of dividends by “Amsted Rail – Faiveley LLC” for €5.9 million;

•	The €9.5 million impairment loss recorded by the company “Amsted Rail – Faiveley LLC”;

NOTE 18:	ANALYSIS OF PROVISIONS

NON-CURRENT PROVISIONS

	Amount at 1 April 2016	Changes in consolidation scope	Charges to provision	Reversals used	Items of other Comprehensive Income	Reversals provisions unused	Reclassified as held for sale	Other movements(1)	Amount at 30 September 2016
Provisions for retirement commitments and employee benefits	42,195	—	1,384	(1,128)	8,141	(1,265)	(492)	(697)	48,139
Provisions for liabilities	941	—	(221)	(150)	—	(100)	—	6	476
Total	43,136	—	1,164	(1,278)	8,141	(1,365)	(492)	(691)	48,615

(1)	Including exchange differences of € (690) K

PROVISIONS FOR RETIREMENT COMMITMENTS AND EMPLOYEE BENEFITS

Provisions for retirement benefits are calculated using the projected unit credit method and based on the following assumptions:

•	The charge recognised for the period is equal to half the estimated annual charge for the 2016/17 financial year,

•	Benefits paid on retirement or as contributions to pension plans have been recognised on an actual basis,

•	Since the discount and inflation rates changed significantly over the period, the actuarial loss generated by the valuation of pension commitments has been recognised under Items of other comprehensive income, for €8.1 million.

Actuarial assumptions:

The actuarial assumptions used to measure commitments take into account the demographic and financial conditions specific to each country or Group company.

Discount rates are determined by reference to the yields on AAA bonds with similar durations to those of the commitments as at the valuation date (Bloomberg Corporate AA 15 years for France and Germany and Iboxx 15+ for the UK).

The assumptions used for those countries with the most significant commitments are shown in the following table:

	30 September 2016			31 March 2016
	France	Germany	United Kingdom	France	Germany	United Kingdom
Discount rate	1.00%	1.00%	2.15%	1.45%	1.45%	3.45%
Inflation rate	2.00%	2.00%	3.05%	2.00%	2.00%	2.90%
Average salary increase rate	[2% - 2.5%]	2.22%	3.30%	[2% - 2.5%]	2.22%	3.30%

CURRENT PROVISIONS

	Amount at 1 April 2016	Changes in consolidation scope	Charges to provision	Reversals provisions used	Reversals provisions unused	Items of other Comprehensive Income	Reclassified as held for sale	Other movements		Amount at 30 September 2016
Provisions for risks, warranty and penalties	98,966	—	21,642	(11,536)	(9,676)	—	(403)	1,249		100,242
Provisions for losses on completion	1,909	—	—	—	—	—	—	1,591		3,500
Total contract provisions	100,875	—	21,642	(11,536)	(9,676)	—	(403)	2,840		103,742
Provisions for restructuring	5,048	—	27	(771)	—	—	—	—		4,304
Provisions for other risks	6,463	—	54	(35)	(74)	—	(56)	12		6,364
Total other provisions	11,511	—	81	(806)	(74)	—	(56)	12		10,668
Total	112,386	—	21,723	(12,342)	(9,750)	—	(459)	2,852	(1)	114,410

(1)	Including exchange losses: € (10) K and reclassifications: € 2,862 K

Current provisions primarily relate to provisions for liabilities, guarantees and after-sales service granted to our customers and litigations and claims on completed contracts. The methods underlying the recognition of these provisions are specified in the notes to the consolidated financial statements, Note 3, included in the 2015/16 Registration Document.

Provisions for losses on completion are shown here for the amount not allocated as a reduction of work-in-progress on projects.

Provisions for losses on completion, presented as a reduction of work-in-progress on projects, totalled €18.5 million at 30 September 2016 as against €21.9 million at 31 March 2016.

NOTE 19:	BORROWINGS AND FINANCIAL DEBT

In respect of all its sources of financing, Faiveley Transport Group must now comply with the following three financial conditions (as defined in the various financing agreements):

•	Leverage ratio “Consolidated Net Debt/Consolidated EBITDA”, which must be below 3.

•	Gearing ratio “Consolidated Net Debt/Equity”, which must be below 1.5

•	“Consolidated EBITDA/Cost of Consolidated Net Financial Debt”, which must exceed 3.5.

Non-compliance with one of these covenants may result in the debt becoming immediately repayable.

At 30 September 2016, ratios were as follows for the various sources of financing:

At 30 September 2016	Syndicated credit	US private placement	SCHULDSCHEIN loan
“Consolidated Net Debt/Consolidated EBITDA” ratio	1.37	1.45	1.42
“Net Financial Debt/Consolidated Equity” ratio	n/a	0.26	0.25
“Consolidated EBITDA/Cost of Consolidated Net Financial Debt” ratio	12.25	11.84	11.84

ANALYSIS AND MATURITY OF NON-CURRENT AND CURRENT FINANCIAL DEBT

	30 September 2016
	Current portion	Non-current portion
	Under 1 year	1 to 5 years	Over 5 years	TOTAL	31 March 2016
Borrowings	24,609	210,345	150,777	385,730	398,760
Leases	210	840	—	1,050	1,160
Employee profit sharing	65			65	65
Various other financial liabilities	10			10	3
Guarantees and deposits received	56			56	56
Credit current accounts	61			61	75
Bank overdrafts	69			69	12
Short-term facilities (credit balance)	—			—	—
Invoices factored and not guaranteed	226			226	2,143
Total excluding fair value of derivatives	25,306	211,185	150,777	387,267	402,274
Fair value of derivatives - liabilities	9,095			9,095	16,338
Total	34,401	211,185	150,777	396,362	418,612

BREAKDOWN OF NON-CURRENT AND CURRENT FINANCIAL DEBT BY CURRENCY

	TOTAL 30 September 2016	TOTAL 31 March 2016
Euro	320,882	344,208
US Dollar	67,072	65,740
Hong Kong Dollar	179	200
Brazilian Real	53	51
Chinese Yuan	7,915	8,341
Indian Rupee	219	59
Czech Koruna	12	13
Korean Won	29	—
Total	396,362	418,612

CALCULATION OF NET FINANCIAL DEBT:

	At 30 September 2016	At 31 March 2016
Non-current financial debt	361,962	360,930
Current financial debt	25,011	39,189
Bank overdrafts	69	12
Invoices factored and not guaranteed	226	2,143
Total Financial Debt (a)	387,268	402,274
Receivables from investments		—
Loans	1,055	1,054
Guaranteed deposits and securities paid	6,318	7,077
Other financial receivables	44	2,611
Current accounts	3	1,002
Total net financial receivables (b)	7,419	11,744
Cash (c)	225,697	236,069
NET FINANCIAL DEBT (a-b-c)	154,152	154,461
Equity	624,238	688,860
Net debt / equity ratio	24.7%	22.4%

In economic terms, net debt should be reduced by the value of treasury shares held for sale as part of the share purchase/subscription option and free share allocation plans.

The liquidation value of these shares was €3.7 million at 30 September 2016, given the exercise prices granted for share purchase/subscription options and the average share price prevailing during the month preceding the balance sheet date for shares not allocated to these plans.

For accounting purposes, the value of treasury shares held is deducted from equity under IFRS; this amounted to €5.5 million at 30 September 2016 and €9.4 million at 31 March 2016.

NOTE 20:	FINANCIAL RISK MANAGEMENT

The Faiveley Transport Group’s treasury policy is based on overall financial risk management principles and provides specific strategies for areas such as foreign exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk.

Within this framework, the Group also uses derivative instruments, mainly forward purchases and sales of currencies, exchange rate and interest rate swaps, interest rate options and raw material swaps. The aim of these instruments is to manage the exchange, interest rate and raw material risks associated with the Group’s activities and financing.

The Group’s policy is not to invest in derivative instruments for speculative purposes.

The Supervisory Board of Faiveley Transport examines risk management principles as well as policies covering certain specific fields such as exchange risk, interest rate risk, raw materials risk, credit risk and liquidity risk. These policies are summarised below.

The market values of interest rate and foreign exchange derivative instruments have been determined based on period-end market prices. They have been appraised by an independent expert.

MARKET RISKS

Foreign exchange risk

The Group operates in foreign countries and is therefore exposed to exchange risk as a result of various foreign currency exposures.

The main currencies concerned are the US Dollar, the Hong Kong Dollar, the Czech Koruna, the Swedish Krona, the Pound Sterling and the Chinese Yuan.

The management of exchange risk on commercial contracts is centralised in the parent company’s Treasury Department and comprises two parts: certain and uncertain risk.

•	Exchange risk management relating to tenders in foreign currencies (uncertain risk):

Faiveley Transport Group is required to submit tenders denominated in foreign currencies. The Group’s hedging policy is not to use hedge instruments during the offer phase, unless specifically authorised by Management. The aim is to manage the exchange risk through normal commercially available means. If necessary, the Group Treasury Department would mainly use exchange options.

•	Exchange risk management relating to commercial contracts (certain risk):

Commercial contracts in foreign currencies (most often successful tenders) are hedged by the Group Treasury Department from contractual commitment. The instruments used primarily include forward purchases and exchange rate swaps. Treasury may also use options.

•	Exchange risk management relating to other transactions:

The Group’s policy is to systematically hedge the full value of future transactions expected in every major currency. The minimum trigger threshold for a foreign exchange hedge is €250 K.

Various cash flows are hedged for a minimum of 80% of the annual budget.

In addition to commercial contracts, all financial positions and management fees deemed significant are hedged.

Interest rate risks

The syndicated debt, excluding the revolving facility, is indexed on Euribor variable rates. The “SSD Schuldschein” private placement includes several maturities, some of which are indexed on a variable rate, others bearing a fixed rate. This debt may be hedged in accordance with the Group’s interest rate risk policy. All revolving facilities, drawn or undrawn, bear a variable rate and are not subject to interest hedges. The same applies to the US private placement bond issue, which bears a fixed rate.

To manage its risk, the Treasury Department has implemented a hedging strategy using interest rate swaps, tunnels, caps and options.

The exposure to interest rates on loans in Euros is hedged for 91% of the drawn debt, depending on interest rate fluctuations during the current financial year.

The US dollar denominated debt comprising the “US Private Placement” bond issue exclusively bears fixed rates.

The estimated cost of the Euro-denominated syndicated debt and “Schuldschein” loan is 1.58 % for the 2016/2017 period, hedges and spreads included. The estimated cost of the US-denominated debt is estimated at 4.85%. The total cost of the Group’s debt for 2016/2017 is therefore estimated at 2.16%.

Raw material risk

The Faiveley Transport Group is exposed to increases in the cost of raw materials such as steel, aluminium and copper, as well as to increases in transportation costs.

The Group has already anticipated these effects, through both its procurement policy and the preparation of its commercial offers. Certain contracts relating to projects include price indexation clauses which enable the Group to pass on a part of the increases in raw material costs.

Derivative financial instruments

•	Fair value of derivative instruments

The fair value of derivative instruments for hedging exchange, interest rate and raw materials risks reflected in the balance sheet was as follows:

At 30 September 2016	Financial instruments Assets	Financial instruments Liabilities	Unrealised gains/ (losses) Equity
Interest rate hedges(1)	768	1,472	(687)
Raw material hedges(1)	8	—	8
Foreign exchange hedges	6,601	7,623	(4)
• fair value hedges	3,703	3,814	—
• cash flow hedges	230	234	(4)
• not eligible for hedge accounting	2,668	3,575	—
Total	7,377	9,095	(683)

(1)	Cash flow hedges.

•	Movement in equity reserve (excl. deferred tax):

	Amount 1 April 2016	Movement in the period	Amounts reclassified to the income statement	Amount 31 September 2016
Interest rate hedges	(731)	288	(244)	(687)
Foreign exchange hedges	(482)	1,191	(713)	(4)
Raw material hedges	12	(4)	—	8
TOTAL	(1,201)	1,475	(957)	(683)

•	Future release of amounts recorded in equity at 30 September 2016:

The amount of €(687) K recorded in equity in respect of interest rate derivatives will be released to the income statement between 1 October 2016 and 31 March 2021 according to the maturity of the flows hedged.

The amount of €(4) K recorded in equity in respect of exchange rate derivatives will be transferred to the income statement for the year ending 31 December 2016.

The amount of €8 K recorded in equity in relation to raw material derivatives will be transferred to the income statement for the year ending 31 December 2016.

CREDIT RISK

Owing to its commercial activities, Faiveley Transport Group is exposed to credit risk, in particular the risk of default on the part of its customers.

The Group only enters into commercial relationships with third parties whose financial position is known to be healthy. The Group’s policy is to verify the financial health of those customers wishing to obtain credit.

In the case of derivative instruments and cash transactions, counterparties are limited to the high-quality financial institutions that currently finance the Group.

Faiveley Transport Group makes use of factoring arrangements in France, Germany, Spain, Italy and China. In addition, at the request of major customers, the Group participates in two reverse factoring programmes in Canada, Germany, the UK and the US.

Factoring enables the Group to sell, without recourse, part of its receivables to various factoring companies and banks. This selling without recourse has enabled the Group to improve trade receivables recovery and to transfer the risk of default or bankruptcy on the part of customers or other debtors to the factors.

At 30 September 2016, receivables sold without recourse totalled €79.7 million, including €26.6 million for reverse factoring programmes implemented at the request of customers. The total amount of receivables sold without recourse was €95.7 million at 31 March 2016.

The amount of receivables factored and not guaranteed was €0.2 million.

As regards the risk associated with financial assets, the Group’s maximum exposure is equal to their book value.

LIQUIDITY RISK

Prudent liquidity risk management requires the Group to retain a sufficient level of cash and securities that can be traded in a market, to have adequate financial resources due to the implementation of appropriate credit facilities and to be in a position to unwind positions in the market.

At 30 September 2016, the Group had €125 million in undrawn confirmed credit facilities.

At 30 September 2016, the Group complied with all financial conditions required by all credit agreements.

The Group considers that the cash flows generated by its operating activities, cash and funds available via existing credit lines will be sufficient to cover the expenditure and investment necessary for its operations, to service its debt and to pay dividends. Conversely, the Group may have to borrow to finance potential acquisitions.

NOTE 21:	CURRENT LIABILITIES

	30 September 2016	31 March 2016
Trade payables	183,252	171,640
Tax and social security liabilities	70,715	72,338
Accrued credit notes	1,099	1,375
Deferred income	1,292	593
Accrued expenses	11,760	18,144
Non-current assets suppliers	0	650
Dividends payable	14,668	—
Other operating liabilities	4,188	4,835
Total	286,974	269,575

At 30 September 2016, “Trade payables” included €40.5 million of credit work-in-progress on projects (compared with €42.9 million at 31 March 2016).

NOTE 22:	FACTORING

In order to diversify the Group’s sources of financing and reduce the credit risk, several subsidiaries factor their receivables. At 30 September 2016, the assignment of receivables to the various factors resulted in a €79,679 K reduction in “Trade receivables”. These transactions include factoring contracts without recourse as requested by two Group customers, totalling €26,545 K.

In addition, available and uncalled cash with the factoring companies amounted to €46,653 K and is included in cash and cash equivalents. Conversely, the portion of receivables factored and not guaranteed was recorded as financial debt under “Current borrowings and financial liabilities” for an amount of €226 K. The risk incurred by the Group in respect of receivables factored and not guaranteed relates to the non-collection of these receivables.

NOTE 23:	SEGMENT REPORTING

The Group opted for a presentation similar to IAS 14, pursuant to IFRS 8, consisting of presenting information for the rail operating segment.

INCOME STATEMENT

	30 September 2016	30 September 2015
Continuing activities:
Sales	520,472	532,809
Operating profit after share of profit of equity-accounted entities	(29,112)	40,911
Net financial expense	(4,902)	(4,463)
Income tax	(8,713)	(11,104)
Share of profit of other equity-accounted entities	—	—
Net profit from continuing operations	(42,727)	25,344
Consolidated net profit	(42,727)	25,344
Depreciation and amortisation for the period	(9,550)	(8,958)

BALANCE SHEET

	30 September 2016	31 March 2016
Property, plant and equipment and intangible assets, net	775,219	829,817
Non-current financial assets	24,768	23,641
Deferred tax assets	65,775	62,274
Sub-total non-current assets	865,762	915,732
Inventories and receivables (excluding tax)	507,970	502,776
Other current assets	65,734	89,831
Cash	225,697	236,069
Assets held for sale	21,658	7,527
Sub-total current assets	821,059	836,203
Total assets	1,686,821	1,751,935
Equity	624,238	688,860
Employee benefits and other non-current provisions	48,615	43,136
Deferred tax liabilities	54,528	51,120
Non-current financial debt	361,962	360,930
Sub-total non-current liabilities	465,105	455,186
Current provisions	114,410	112,387
Current financial debt	34,400	57,682
Advances, prepayments and non-financial liabilities (excluding tax)	428,045	428,272
Other current liabilities	6,768	9,548
Liabilities held for sale	13,855	—
Sub-total current liabilities	597,478	607,889
Total equity and liabilities	1,686,821	1,751,935
Acquisitions of property, plant and equipment and intangible assets (excluding goodwill) for the period	15,183	36,253
Workforce	5,989	5,635

INFORMATION BY GEOGRAPHIC REGION

Main contribution figures by geographic region of origin at 30 September 2016:

	France	Europe (excl. France)	Americas	Asia/Pacific	Other	Total
Sales	112,762	220,680	75,706	110,313	1,011	520,472
Closing balance of property, plant and equipment and intangible assets (excluding goodwill)	53,844	44,299	14,468	15,072	554	128,237
Acquisition of property, plant and equipment and intangible assets (excluding goodwill)	5,726	5,786	691	3,118	462	15,783
Amortisation and depreciation of property, plant and equipment and intangible assets (excluding goodwill)	(3,861)	(3,158)	(1,317)	(1,203)	(11)	(9,550)

NOTE 24:	SALES

	30 September 2016	30 September 2015
Sales of products and services associated with contracts > 1 year	501,147	511,695
Sales of products and services associated with contracts < 1 year	19,325	21,114
Total(1)	520,472	532,809

(1)	Of which sales related to the “Services” division: €222.2 million at 30 September 2016 and €236.3 million at 30 September 2015.

NOTE 25:	GROSS PROFIT AND COST OF SALES

Gross profit is defined as sales less cost of sales.

Gross profit for the first half of 2016/2017 totalled €136.7 million, representing 26.3% of sales, compared with 24.7% for the first half of 2015/16.

Cost of sales can be analysed as follows:

	30 September 2016	30 September 2015
Direct labour	(52,858)	(49,019)
Raw materials and components	(187,838)	(195,083)
Structure costs	(39,360)	(40,516)
Procurement costs	(25,518)	(28,285)
Engineering costs	(31,272)	(26,844)
Other direct costs	(28,096)	(28,713)
Change in projects in progress	5,231	(11,352)
Net change in provisions for projects and warranty costs	(26,036)	(18,643)
Net change in provisions for losses on completion	1,951	(2,647)
Total cost of sales	(383,796)	(401,103)

NOTE 26:	OTHER INCOME AND EXPENSES FROM RECURRING OPERATIONS

	30 September 2016	30 September 2015
Royalties	139	843
Reversal of provisions for other liabilities	340	1,362
Insurance compensation	5	—
Other income	497	442
Total other income	981	2,647
Royalties	(0)	0
Bad debts	(216)	(231)
Charges to provisions for other liabilities	—	(414)
Inventory writedowns	(2,965)	(1,751)
Employee profit sharing	(787)	(415)
Costs related to the combination with Wabtec Corporation	(14,421)	(9,545)
Other expenses	(1,004)	(1,026)
Total other expenses	(19,392)	(13,382)
Net total	(18,411)	(10,735)

The costs relating to the merger with Wabtec Corporation primarily consist of advisors’ and lawyers’ fees, as well as of the additional cost of the latest performance-based plan relating to the impact of the transaction.

NOTE 27:	RESTRUCTURING COSTS AND GAINS AND LOSSES ON DISPOSAL OF PROPERTY, PLANT AND EQUIPMENT AND INTANGIBLE ASSETS

RESTRUCTURING COSTS

Restructuring costs for the period totalled €0.6 million, compared with €1.3 million in the previous financial year. Over the period, these restructuring costs primarily related to “Shanghai Faiveley Railway Technology”.

DISPOSAL OF NON-CURRENT ASSETS

	30 September 2016	30 September 2015
Sales price of assets sold	742	31
Net book value of assets sold	(745)	(21)
Total	(3)	10

NOTE 28:	NET FINANCIAL INCOME/(EXPENSE)

	30 September 2016	30 September 2015
Gross cost of financial debt	(5,077)	(5,560)
Income from cash and cash equivalents	387	501
Net cost of financial debt	(4,690)	(5,059)
Financial instrument income	3,107	8,609
Income linked to exchange differences	14,323	12,483
Proceeds from sale of marketable securities	67	4
Reversal of financial provisions	3	—
Dividends received	18	25
Other financial income	305	160
Other financial income	17,823	21,281
Financial instrument charges	(6,050)	(4,450)
Charges linked to exchange differences	(10,862)	(14,945)
Interest charges on retirement commitments	(291)	(370)
Net book value of financial assets sold		—
Charges on bank guarantees	(702)	(587)
Other financial expenses	(130)	(333)
Other financial expenses	(18,035)	(20,685)
NET FINANCIAL EXPENSE	(4,902)	(4,463)

The net cost of financial debt for the period was €4.7 million, compared with €5.1 million in the previous period. The Group benefited from lower interest rates on the markets as well as a more favourable interest rate hedge portfolio.

The foreign exchange gain for the financial year, including charges and income related to currency fluctuations and financial income, was €0.5 million. This virtually neutral impact was due to the limited cumulative effects of matured and unrealised swaps over the period as well as a minor exchange gain on unhedged items.

NOTE 29:	INCOME TAX

In accordance with IAS 34, the income tax charge is determined by applying the projected effective tax rate for the entire financial year to the pre-tax profit for the first half-year. This effective rate is set on the basis of internal forecasts entity by entity.

The negative effective tax rate of 24.3% was mainly due to the impacts of non-tax deductible impairment losses recorded over the period.

The effective tax rate for the first half of 2016 before the impact of impairment losses was 32.0% (against 33.7% over the first half of 2015).

ANALYSIS BY TYPE

	30 September 2016	30 September 2015
Current tax - continuing operations	(7,927)	(9,016)
Deferred tax - continuing operations	(786)	(2,088)
Total income tax - continuing operations	(8,713)	(11,104)
Tax on discontinued operations	—	—
TOTAL TAX	(8,713)	(11,104)

NOTE 30:	PROFIT OR LOSS OF OPERATIONS HELD FOR DISPOSAL AND DISCONTINUED OPERATIONS

Nil

NOTE 31:	PAYROLL COSTS AND WORKFORCE

	30 September 2016	30 September 2015
Salaries	119,701	113,514
Social security charges	27,094	30,188
Retirement and other post-employment benefits	9,536	7,915
Charges associated with share-based payments	6,730	1,200
TOTAL PAYROLL COSTS	163,061	152,817
TOTAL WORKFORCE	5,989	5,636

Employees of joint ventures are excluded from the consolidated workforce.

NOTE 32:	EARNINGS PER SHARE

The table below shows the reconciliation between earnings per share and diluted earnings per share:

	30 September 2016	30 September 2015
Net profit - Group share used in the calculation of basic and diluted earnings per share (€ K)	(33,113)	23,150
Average number of shares (a)	14,614,152	14,614,152
Weighted average number of treasury shares (b)	(122,835)	(216,303)
Average number of outstanding shares (a - b = c)	14,491,317	14,397,849
Weighted average number of dilutive instruments (d)	0	164,503
Diluted average number of shares (c + d)	14,491,317	14,562,352
Basic earnings per share	(2.29)	1.61
Diluted earnings per share	(2.29)	1.59

NOTE 33:	POST-BALANCE SHEET EVENTS

•	On 1 October 2016, the vesting of free shares referred to as performance-based shares for the plan of 1 October 2015 took place. This vesting led to the issue of 135,844 new shares which automatically translated into a €135,844 increase in the share capital of Faiveley Transport. The Company’s share capital now stands at €14,756,996.

•	On 4 October 2016, Faiveley Transport announced that it had been granted conditional authorisation by the European Commission regarding the proposed combination with Wabtec. This authorisation is contingent upon the commitment to sell Faiveley Transport Gennevilliers, the subsidiary specialised in the Group’s sintered brake business. Completion of the proposed combination of Faiveley Transport and Wabtec remains therefore subject to the potential buyer of Faiveley Transport Gennevilliers being approved by the European Commission.

•	On 18 October 2016, the Management Board decided to allocate free performance-based shares to certain employees pursuant to the authorisation granted at the Extraordinary General Meeting of 30 September 2016. This involved allocating a total of 144,000 shares to 203 beneficiaries. The allocation of free shares after a period of one year is subject to the beneficiary’s employment by the Group and the fulfilment of financial and operational performance criteria.

•	On 26 October 2016, Faiveley Transport announced that the US Department of Justice (DOJ) had submitted a draft decree authorising the planned combination with Wabtec to the Washington D.C. district court. The draft decree filed by the DOJ approves the combination agreement subject to the sale of certain of Faiveley Transport’s US assets, in particular its joint venture with Amsted-Rail. The assets to be sold represent annual sales of approximately €55 million.

•	On 2 November 2016, Faiveley Transport began negotiations with an industrial company with a view to selling Faiveley Transport Gennevilliers, the Group’s sintered brakes business, which represents annual sales of approximately €12 million. The signing of the disposal agreement could take place after completion of the information-consultation procedures with the competent employee representative bodies of Faiveley Transport Gennevilliers and Faiveley Transport. Completion of the proposed combination of Faiveley Transport and Wabtec remains therefore only subject to the potential buyer of Faiveley Transport Gennevilliers being approved by the European Commission.

NOTE 34:	TRANSACTIONS WITH RELATED PARTIES

With the exception of the items disclosed hereafter, no significant change in transactions with related parties as mentioned in the Registration Document dated 31 March 2016 occurred during the first six months to 30 September 2015.

TRANSACTIONS WITH RELATED COMPANIES

A list of consolidated companies is provided in Note 37.

Transactions with consolidated companies

Transactions with joint ventures not eliminated on consolidation:

Joint ventures are equity consolidated:

•	Qingdao Faiveley SRI Rail Brake Co. Ltd

•	Datong Faiveley Railway Vehicle Equipment Co., Ltd

•	Shijiazhuang Jiaxiang Precision Machinery Co. Ltd

•	Faiveley Rail Engineering Singapore

The consolidated financial statements include transactions carried out by the Group with its joint ventures as part of its normal business activities.

These transactions are normally carried out at arm’s length.

(€ thousands)	30 September 2016	30 September 2015
Sales	4,619	10,269
Operating receivables	7,223	9,794
Operating liabilities	(1,244)	(1,429)

Agreements entered with companies that have control over Faiveley Transport, and certain corporate officers

With Famille Faiveley Participations, Financière Faiveley, Erwan Faiveley, and François Faiveley:

At its meeting of 17 October 2016, the Board of Directors reviewed the proposed amendments to both the agreements signed between the Faiveley family and Wabtec Corporation and the TOA (Tender Offer Agreement) signed by the Company and Wabtec Corporation, whose primary purpose is to extend the period of validity of these agreements. The Board decided to authorise the Chairman of the Management Board, in accordance with the provisions of articles L. 225-86 and subsequent of the French Commercial Code relating to regulated agreements, to sign the amendment to the TOA.

NOTE 35:	DIVIDENDS

Approval was granted at the General Meeting of 30 September 2016 for the payment of a dividend (including treasury shares) in respect of the 2015/2016 financial year totalling €14,756,996 including:

•	€14,667,559 in respect of the €1.00 dividend per share paid on 7 October 2016 to 14,667,559 shares for the 2015/16 financial year.

•	€89,437 in unpaid dividends, corresponding to the 89,437 treasury shares held by Faiveley Transport at the time of the ex-dividend date, i.e. 5 October 2016.

	Number of shares	Treasury shares	Number of shares to which dividends have been paid	Dividends approved
Ordinary shares	7,103,665	89,437	7,014,228	7,014,228
Shares with double voting rights rights	7,653,331	0	7,653,331	7,653,331
	14,756,996	89,437	14,667,559	14,667,559	(1)

(1)	Including €6,315,412 to Financière Faiveley and €1,159,288 to François Faiveley Participation (F.F.P.)

This dividend was paid on 7 October 2016. The distributable dividend was therefore recognised as a current liability at 30 September 2016.

NOTE 36:	OFF-BALANCE SHEET COMMITMENTS

LEASES

Operating leases

During the period, there were no significant changes to the value and nature of operating lease commitments reported at 31 March 2016.

OTHER COMMITMENTS GIVEN

(€ thousands)	30 September 2016	31 March 2016
Deposits, securities and bank guarantees given to customers	252,365	251,524
- of which given by joint ventures	—	—
Guarantees and securities given by the parent company to customers and banks *	455,781	518,726
- of which on behalf of joint ventures	10,438	10,604
Borrowings guaranteed by pledges:	—	—
- Mortgages of buildings	—	—

*	amount restated for parent company securities included in deposits, securities and bank guarantees given.

The off-balance sheet commitments above entitled “Deposits, securities and bank guarantees” is related to guarantees or securities provided to the banks essentially in favour of customers with whom commercial contracts have been signed. These guarantees are generally issued for defined periods and for defined amounts. These are principally guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts. Bank counter-guarantees may be issued for the benefit of banks supplying credit lines, and guarantees may also be issued for the benefit of certain subsidiaries of the Group.

The off-balance sheet commitments above entitled “Guarantees and securities given by the parent company” are guarantees agreed by the parent company Faiveley Transport in favour of customers who have signed commercial contracts with subsidiaries of the Group. As for bank guarantees, these are issued for defined periods and for defined amounts and essentially relate to guarantees for the repayment of deposits and guarantees for the satisfactory completion of contracts.

COMMITMENTS RECEIVED

Other guarantees from suppliers: €2,445 K

NOTE 37:	CONSOLIDATION SCOPE AND METHOD

Faiveley Transport is the Group’s holding company.

The following companies, over which Faiveley Transport exercises direct or indirect control, are fully consolidated.

LIST OF CONSOLIDATED COMPANIES AND CONSOLIDATION METHOD

ENTITY	COUNTRY	% control	% interest
Parent company:
FAIVELEY TRANSPORT
Full consolidation:
FAIVELEY TRANSPORT LEIPZIG GmbH & Co. KG	Germany	100.00	100.00
FAIVELEY TRANSPORT WITTEN GmbH	Germany	100.00	100.00
FAIVELEY TRANSPORT VERWALTUNGS GmbH	Germany	100.00	100.00
FAIVELEY TRANSPORT HOLDING GmbH & Co. KG	Germany	100.00	100.00
FAIVELEY TRANSPORT NOWE GmbH	Germany	100.00	100.00
FAIVELEY TRANSPORT AUSTRALIA Ltd.	Australia	100.00	100.00
FAIVELEY TRANSPORT BELGIUM NV	Belgium	100.00	100.00
FAIVELEY TRANSPORT DO BRASIL Ltda.	Brazil	100.00	100.00
FAIVELEY TRANSPORT CANADA Ltd.	Canada	100.00	100.00
FAIVELEY TRANSPORT CHILE Ltda.	Chile	100.00	99.99
FAIVELEY TRANSPORT SYSTEMS TECHNOLOGY (Beijing) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT FAR EAST Ltd.	China	100.00	100.00
SHANGHAI FAIVELEY RAILWAY TECHNOLOGY Co. Ltd.	China	51.00	51.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SHANGHAI Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT RAILWAY TRADING (Shanghai) Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT ASIA PACIFIC Co. Ltd.	China	100.00	100.00
FAIVELEY TRANSPORT KOREA Ltd.	Korea	100.00	100.00
FAIVELEY TRANSPORT IBERICA S.A.	Spain	100.00	100.00
FAIVELEY TRANSPORT USA Inc.	United States	100.00	100.00
FAIVELEY TRANSPORT NORTH AMERICA Inc.	United States	100.00	100.00
ELLCON DRIVE LLC.	United States	100.00	100.00
AMSTED RAIL - FAIVELEY LLC	United States	67.50	67.50
GRAHAM-WHITE MANUFACTURING Co.	United States	100.00	100.00
OMNI GROUP CORPORATION	United States	100.00	100.00
ADVANCED GLOBAL ENGINEERING LLC.	United States	100.00	55.00
ATR INVESTMENTS LLC.	United States	100.00	100.00

ENTITY	COUNTRY	% control	% interest
FAIVELEY TRANSPORT AMIENS	France	100.00	100.00
FAIVELEY TRANSPORT NSF	France	100.00	100.00
FAIVELEY TRANSPORT TOURS	France	100.00	100.00
FAIVELEY TRANSPORT GENNEVILLIERS	France	100.00	100.00
FAIVELEY TRANSPORT BIRKENHEAD Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT TAMWORTH Ltd.	United Kingdom	100.00	100.00
SAB WABCO Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF Ltd.	United Kingdom	100.00	100.00
SAB WABCO DAVID & METCALF PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO INVESTMENTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO PRODUCTS Ltd.	United Kingdom	100.00	100.00
SAB WABCO UK Ltd.	United Kingdom	100.00	100.00
FAIVELEY TRANSPORT RAIL TECHNOLOGIES INDIA Ltd.	India	100.00	100.00
F.M.P.R.	Iran	51.00	51.00
FAIVELEY TRANSPORT ITALIA Spa	Italy	100.00	98.70
FAIVELEY TRANSPORT POLSKA z.o.o.	Poland	100.00	100.00
FAIVELEY TRANSPORT PLZEN s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT TREMOSNICE s.r.o.	Czech Republic	100.00	100.00
FAIVELEY TRANSPORT CZECH a.s.	Czech Republic	100.00	100.00
o.o.o FAIVELEY TRANSPORT	Russia	100.00	98.00
FAIVELEY TRANSPORT METRO TECHNOLOGY SINGAPORE Ltd.	Singapore	100.00	100.00
FAIVELEY TRANSPORT MALMÖ AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT NORDIC AB	Sweden	100.00	100.00
FAIVELEY TRANSPORT SCHWEIZ AG	Switzerland	100.00	100.00
FAIVELEY TRANSPORT SCHWAB AG	Switzerland	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY THAILAND Ltd.	Thailand	100.00	100.00
FAIVELEY TRANSPORT SERVICE MAROC	Morocco	100.00	100.00
FAIVELEY TRANSPORT METRO TECHNOLOGY TAIWAN Ltd.	Taiwan	100.00	100.00
Equity-accounted joint ventures
QINGDAO FAIVELEY SRI RAIL BRAKE Co. Ltd.	China	50.00	50.00
DATONG FAIVELEY RAILWAY VEHICLE EQUIPMENT Co., Ltd	China	50.00	50.00
SHIJIAZHUANG JIAXIANG PRECISION MACHINERY Co. Ltd.	China	50.00	50.00
FAIVELEY RAIL ENGINEERING SINGAPORE Pte Ltd,	Singapore	50.00	50.00
Other equity-accounted entities:
Nil	—	—	—
Partnerships qualifying as joint arrangements:
Nil	—	—	—

NOTE 38:	FINANCIAL COMMUNICATION

These consolidated financial statements are available in both French and English.

2.3.	STATUTORY AUDITORS’ REPORT ON THE 2016/17
CONSOLIDATED HALF-YEAR FINANCIAL STATEMENTS (PERIOD FROM 1 APRIL TO 30 SEPTEMBER 2016)

This is a free translation into English of the Statutory Auditors’ review report issued in French and is provided solely for the convenience of English speaking readers. This report should be read in conjunction with, and construed in accordance with, French law and professional auditing standards applicable in France.

To the Shareholders,

Faiveley Transport SA

Le Delage Building

3 rue du 19 mars 1962

92230 Gennevilliers

In compliance with the assignment entrusted to us by your Shareholder’s Meeting and in accordance with the requirements of article L. 451-1-2 III of the French Monetary and Financial Code (Code monétaire et financier), we hereby report to you on:

•	The review of the accompanying condensed interim consolidated financial statements of Faiveley Transport, for the period from 1st April 2016 to 30th September 2016;

•	The verification of the information contained in the interim management report.

These condensed interim consolidated financial statements are the responsibility of the Board of Directors. Our role is to express a conclusion on these financial statements based on our review.

I. Conclusion on the financial statements

We conducted our review in accordance with professional standards applicable in France. A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with professional standards applicable in France and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying condensed interim consolidated financial statements are not prepared, in all material respects, in accordance with IAS 34 - the standard of IFRS as adopted by the European Union applicable to interim financial information.

II. Specific verification

We have also verified the information given in the interim management report on the condensed interim consolidated financial statements subject to our review. We have no matters to report as to its fair presentation and consistency with the condensed interim consolidated financial statements.

Neuilly-sur-Seine and Dijon, November 23, 2016

The Statutory Auditors

PricewaterhouseCoopers Audit	Expertise Comptable et Audit

Philippe Vincent	Claude Cornuot